Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA’S BrandLoyalty BUILDS ON EUROPEAN MOMENTUM;
EXPANDS REACH INTO CHINA AND RUSSIA WITH NEW PROGRAMS FOR HIGH-
FREQUENCY RETAILERS

DALLAS – July 10, 2014 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today provided an update on its European-based business BrandLoyalty, one of the largest and most successful data-driven loyalty marketers outside of the Americas. BrandLoyalty currently operates loyalty programs with high-frequency retailers on three continents, including its first initiative in China’s second-largest province, Shandong, with more than 96 million people.

BrandLoyalty is a leader in transactional and emotional loyalty, creating immediate changes in consumer behavior through promotional campaign-driven loyalty programs. BrandLoyalty's suite of products focuses on shorter-term promotional loyalty programs (12-20 week periods) that generate real-time customer engagement in both traditional and digital channels. In November 2013, Alliance Data announced an agreement to acquire a 60% ownership stake in BrandLoyalty; the transaction was completed in January 2014.

For each program, BrandLoyalty analyzes each market’s spending trends around the retailer’s trade or “selling” area. It then identifies patterns among local market consumers and combines these insights with retailer data to identify specific target segments within the customer base. A tailored promotional loyalty program is then created to reward key customer segments based on their spending levels. Each visit will result in real-time rewards, such as points, which are collected and then redeemed for merchandise that customers pick up from each store. A mobile app can also be downloaded, enabling consumers to collect the points digitally.

New initiatives launched by BrandLoyalty during the second quarter of 2014 include promotional loyalty programs with leading high-frequency retailers across Europe and Asia, including Italy, France, Netherlands, Croatia, Slovenia and Taiwan .  Two new partnerships also mark BrandLoyalty’s expansion into the key consumer markets of Russia and China.

Strength in European Markets (Programs In-Market)

1.
Germany: Partnership with WASGAU, a supermarket chain in the southwestern German region of Rhineland-Palatinate, specializing in providing fresh foods under its WASGAU Bakery and WASGAU Butcher brands. The loyalty promotion is being offered in WASGAU’s 90 locations, enabling customers to collect points to redeem for high-end Silit cookware.

2.
Italy: Esselunga Superstores are recognized as one of the leading retailers throughout Italy. During a six-week program, 146 participating stores are offering loyal Esselunga customers the opportunity to collect points for purchases made to acquire commemorative editions of four historical Adidas World Cup match soccer balls.

3.
Netherlands: BrandLoyalty launched two programs with supermarkets C1000, a national chain with 222 store locations, and Dirk, with 106 participating locations. Both prominent Dutch brands are known for innovative store formats and currently offer a loyalty program where customers collect stamps for merchandise redemption items.

4.
France: BrandLoyalty launched its fifth loyalty program initiative with France’s fourth-largest mass merchandise retailer. The 18-week stamp collection-based program incents shoppers to earn enough stamps to redeem for towels and bed linens.

Award-Winning Program in Russia

BrandLoyalty’s current 18-week loyalty promotion with Russia’s Azbuka Vkusa, a leader in the premium food retail segment with 64 stores in the Moscow metropolitan area and St. Petersburg, and one of the most recognized national consumer brands in Russia, was recently awarded the Loyalty Award for Best Loyalty Programme of the Year – Mobile by Loyalty Magazine. A collaboration with BrandLoyalty subsidiary IceMobile, the Azbuka Vkusa loyalty program provided the retailer with the option to offer both a traditional (paper stamps) or a digital (digital stamps) program to its loyalty customers. Applying BrandLoyalty’s new Bright Stamps® app to its loyalty program, Azbuka Vkusa has already recorded revenue increases per customer participant by 25% compared to those customers collecting paper stamps. Customers can redeem points collected for high-end Zwilling cookware.

Growth in Asia

1.
China: BrandLoyalty launched its first program with new client SPAR Shandong Jiajiayue, which operates large hypermarket- or supermarket-style retailers with more than 400 stores within the Shandong province, home to more than 96 million consumers. The current 18-week program operates in 232 locations and offers premium German Arzberg porcelain dinnerware and tableware products for redemption.

2.
Taiwan: BrandLoyalty’s second partnership with RT Mart, a large hypermarket-style grocer and retail services provider, is a 22-week program and marks the retailer’s first digital-only program, and Asia’s first digital stamp program for collecting and redeeming “points.” In partnership with BrandLoyalty-owned IceMobile, a mobile agency for food retail, this program also marks the first of its kind for BrandLoyalty in this marketplace.

"BrandLoyalty's ability to create market-specific promotional loyalty programs for high-frequency retailers that have an immediate impact on sales and consumer behavior demonstrates its already deep reach within the grocery, supermarket and hypermarket sector, and underscores its growth potential to provide value and insights to clients around the globe,” said Bryan Pearson, president of Alliance Data’s LoyaltyOne. “The demand from existing and new BrandLoyalty clients for targeted, data-driven loyalty marketing programs continues to be robust, and BrandLoyalty remains comfortably on track for delivering approximately 20% organic topline and EBITDA growth in 2014.”

"This quarter marks a couple of significant ‘firsts’ for BrandLoyalty,” said Robert van der Wallen, founder and chief executive officer of BrandLoyalty. “We launched a program for the first time in China’s second-largest province with one of the country’s biggest supermarkets, as well as our first digital-focused campaign in Asia that fully utilizes this 1-to-1 channel. We believe the results of these initiatives, coupled with our reach into Russia and momentum throughout Europe, will shape future programs in highly populated areas, beyond the markets we currently operate within.”

About BrandLoyalty

BrandLoyalty is a global market leader in the field of loyalty programmes within the food retail sector. Since 1995, it has developed, organized and implemented more than 2,000 short-term loyalty programmes. In less than twenty years since being founded, BrandLoyalty has grown into a knowledge-intensive organization operating on a worldwide scale.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne’s unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.